FOR IMMEDIATE RELEASE	Investor/Media Contact:

Playboy Enterprises, Inc.: Martha Lindeman 312-373-2430

American Media, Inc.: Samantha Trenk 212-545-4896

PLAYBOY ENTERPRISES REACHES AGREEMENT
TO OUTSOURCE PUBLISHING FUNCTIONS
American Media, Inc. Will Assume Responsibility for
Non-Editorial Functions of Playboy Magazine;
PEI Projects Magazine’s Profitability by Year-End 2011

CHICAGO, Tuesday, November 24, 2009 – Playboy Enterprises, Inc. (PEI) (NYSE: PLA,PLAA) today announced that it has reached an agreement with American Media, Inc. (AMI) for the outsourcing of all Playboy magazine functions excluding the editorial product.  AMI, which is the nation’s fourth-largest consumer magazine publisher, will assume responsibility for the production, circulation, advertising sales, marketing and other support services of both Playboy magazine and the company’s other domestic publications.
Scott N. Flanders, chief executive officer of PEI, said: “Our goal is to focus our resources on what we do best, which is to create compelling content.  At the same time, we were looking to partner with companies who can manage the operations of the magazine more effectively than we can as a stand-alone publisher.  By joining forces with American Media, we will be able to significantly reduce our cost structure and leverage the economies of scale related to manufacturing, distribution and marketing that are available to this large, multi-title publisher.  This agreement also is expected to improve our top-line results as we benefit from AMI’s proven skill in growing newsstand and advertising sales.  This partnership will enable us to generate profits from our magazine operations in 2011.
“Playboy magazine is a vital part of this company and our brand.  We evaluated AMI’s outsourcing capabilities on both a quantitative and qualitative basis, and we are confident that this partnership will enable us to continue publishing a magazine that reflects the quality and image of Playboy,” Flanders said.  “AMI has an unmatched entrepreneurial culture.  Its position as the only large U.S. publisher to show year-over-year growth in advertising during the first nine months of this year demonstrates its capabilities.”
AMI Chairman and Chief Executive Officer David J. Pecker said: “By adding Playboy to our stable of cutting edge men’s titles, including Men’s Fitness, UFC Magazine, Muscle & Fitness and Flex, we now deliver over 11 million men 18 – 34 years of age.  That’s 34% of all men that age in the country, and it is almost double our closest competitor.  For the first time, an advertiser can effectively and efficiently talk to this hard-to-reach demo because our new Young Men’s Network combines the things guys love most – fitness, sports and females – into one group of brands.”
           Pecker added: “Scott Flanders has done a masterful job in managing the Playboy empire since taking over.  I couldn’t think of a better partner. We are equally excited to work with publishing legend Hugh Hefner.  Playboy has been part of American culture for over 50 years, and Hef continues to keep the editorial just as vital today as it was when he launched it.”
Under terms of the contract, AMI will be paid negotiated fees to perform functions currently done by PEI and will be incented to increase both advertising and circulation revenues.
PEI said that Playboy magazine is expected to lose approximately $8 million in 2009, and, with this agreement, to reduce that loss to approximately $5 million in 2010 before reaching profitability in late 2011.  The company also said that the agreement will result in a fourth-quarter restructuring charge of approximately $2.0 million due to the elimination of approximately 25 positions, some of which will be transferred to new job openings at AMI.
Both companies will begin working together immediately with a goal of completing the transition by March 2010.

###

About Playboy Enterprises, Inc.

Playboy is one of the most recognized and popular consumer brands in the world. Playboy Enterprises, Inc. is a media and lifestyle company that markets the brand through a wide range of media properties and licensing initiatives. The company publishes Playboy magazine in the United States and abroad and creates content for distribution via television networks, websites, mobile platforms and radio. Through licensing agreements, the Playboy brand appears on a wide range of consumer products in more than 150 countries as well as retail stores and entertainment venues.

About American Media, Inc.

American Media, Inc. is the leading publisher of celebrity journalism and health and fitness magazines in the U.S. These include Star, Shape, Men’s Fitness, Fit Pregnancy, Natural Health and the National Enquirer. In addition to print properties, AMI manages 14 different web sites. The company also owns Distribution Services, Inc. the country’s #1 in-store magazine merchandising company.

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements,” as to expectations, beliefs, plans, objectives and future financial performance, and assumptions underlying or concerning the foregoing. We use words such as “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “anticipates,” “intends,” “continues” and other similar terminology. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which could cause our actual results, performance or outcomes to differ materially from those expressed or implied in the forward-looking statements. We want to caution you not to place undue reliance on any forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

The following are some of the important factors that could cause our actual results, performance or outcomes to differ materially from those discussed in the forward-looking statements:

(1)	Foreign, national, state and local government regulations, actions or initiatives, including:
(a)	attempts to limit or otherwise regulate the sale, distribution or transmission of adult-oriented materials, including print, television, video, Internet and mobile materials; or
(b)	limitations on the advertisement of tobacco, alcohol and other products which are important sources of advertising revenue for us;
(2)	Risks associated with our foreign operations, including market acceptance and demand for our products and the products of our licensees and other business partners;
(3)	Our ability to effectively manage our exposure to foreign currency exchange rate fluctuations;
(4)
Further changes in general economic conditions, consumer spending habits, viewing patterns, fashion trends or the retail sales environment, which, in each case, could reduce demand for our programming and products and impact our advertising and licensing revenues;

(5)	Our ability to protect our trademarks, copyrights and other intellectual property;
(6)
Risks as a distributor of media content, including our becoming subject to claims for defamation, invasion of privacy, negligence, copyright, patent or trademark infringement and other claims based on the nature and content of the materials we distribute;

(7)	The risk our outstanding litigation could result in settlements or judgments which are material to us;
(8)	Dilution from any potential issuance of common stock or convertible debt in connection with financings or acquisition activities;
(9)	Further competition for advertisers from other publications, media or online providers or decreases in spending by advertisers, either generally or with respect to the men’s market;
(10)	Competition in the television, men’s magazine, Internet, mobile and product licensing markets;
(11)	Attempts by consumers, distributors, merchants or private advocacy groups to exclude our programming or other products from distribution;
(12)
Our television, Internet and mobile businesses’ reliance on third parties for technology and distribution, and any changes in that technology, distribution and/or delays in implementation which might affect our plans, assumptions and financial results;

(13)	Risks associated with losing access to transponders or technical failure of transponders or other transmitting or playback equipment that is beyond our control;
(14)	Competition for channel space on linear or video-on-demand television platforms;
(15)
Failure to maintain our agreements with multiple system operators and direct-to-home, or DTH, operators on favorable terms, as well as any decline in our access to households or acceptance by DTH, cable and/or telephone company systems and the possible resulting cancellation of fee arrangements, pressure on splits or other deterioration of contract terms with operators of these systems;

(16)	Risks that we may not realize the expected sales and profits and other benefits from acquisitions;
(17)	Any charges or costs we incur in connection with restructuring measures we have taken or may take in the future;
(18)	Increases in paper, printing, postage or other manufacturing costs;
(19)	Effects of the consolidation of the single-copy magazine distribution system in the U.S. and risks associated with the financial stability of major magazine wholesalers;
(20)	Effects of the consolidation and/or bankruptcies of television distribution companies;
(21)	Risks associated with the viability of our subscription, ad-supported and e-commerce Internet models;
(22)	Our ability to sublet our excess space may be negatively impacted by the market for commercial rental real estate as well as by the global economy generally;
(23)	The risk that our common stock could be delisted from the New York Stock Exchange, or NYSE, if we fail to meet the NYSE’s continued listing requirements;
(24)	Risks that adverse market conditions in the securities and credit markets may significantly affect our ability to access the capital markets;
(25)
The risk that we will be unable to refinance our 3.00% convertible senior subordinated notes due 2025, or convertible notes, or the risk that we will refinance our convertible notes at significantly higher interest rates if credit markets do not improve prior to the first put date of March 15, 2012;

(26)
The risk that we are unable to either extend the maturity date of our existing credit facility beyond the current expiration date of January 31, 2011 or establish a new facility with a later maturity date and acceptable terms; and

(27)	Further downward pressure on our operating results and/or further deterioration of economic conditions could result in further impairments of our long-lived assets including remaining goodwill.

More detailed information about factors that may affect our performance may be found in our filings with the Securities and Exchange Commission, which are available at http://www.sec.gov or at http://www.peiinvestor.com in the Investor Relations section of our website.